Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated June 16, 2008 with respect to the consolidated financial statements of Homeowners Choice, Inc. and its subsidiaries included in Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-150513) filed with the Securities and Exchange Commission on July 24, 2008. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1, as amended (File No. 333-150513).

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA Tampa, Florida July 24, 2008